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                                                                   Exhibit 10.80


$51,550.00                                                          May 14, 1998

                                PROMISSORY NOTE

      FOR VALUE RECEIVED, American Artists Film Corporation, a Missouri corporation (herein called "Obligor"), hereby promises to pay to the order of Glen C. Warren, a resident of Jackson, Mississippi (herein called "Holder"), in legal tender of the United States, without grace, at his office located at 10 Lakeland Circle, Jackson, Mississippi, or at such other place as the Holder may hereafter designate, the sum of Fifty-One Thousand Five Hundred and Fifty Dollars ($51,550.00) together with simple interest on the unpaid balance of such principal amount outstanding from time to time hereunder at an annual interest rate equal to prime plus one percent (1%) per annum. All principal and any accrued but unpaid interest will be due and payable on demand but no later than September 1, 1999.

      It is hereby expressly agreed that should any default be made in the payment of principal or interest when due, the principal indebtedness evidenced hereby and all interest accrued thereon shall, upon written demand, become due and payable and may be collected forthwith. Notwithstanding any other provision hereof to the contrary, Obligor shall not be deemed to be in default of payment of principal or interest hereunder if such payment (the "Late Payment") is received by Holder within ten (10) days following the date on which Obligor receives written notice of said default.

      Payment not made within ten (10) days of the due date shall bear interest at the rate of prime plus one percent (1%) per annum from the original due date until paid.

      Time is of the essence of this Note, and in the event that this Note is collected by law or through an attorney-at-law, the Obligor agrees to pay all reasonable costs of collection.

      This note is unsecured.

      The Obligor shall be entitled, at any time, and from time to time, without the consent of the Holder and without making any penalty or premium therefor, to prepay all or any portion or portions of the outstanding principal amount thereof.

      This Note shall be governed as to the validity, interpretation, construction, enforcement, effect, and in all respects by the laws and decisions of the State of Georgia.

      No delay or omission on the part of the Holder in exercising any rights hereunder shall operate as a waiver of such right or any other rights under this Note. A waiver on any occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

      IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed under the seal on the date and year first above written.



                                        "OBLIGOR"




                                        By: /s/ STEVEN D. BROWN
                                           -------------------------------------
                                           American Artists Film Corporation
                                           1245 Fowler St., N.W.
                                           Atlanta, Georgia 30318



"HOLDER"


/s/ GLEN C. WARREN
------------------------------------
Glen C. Warren